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                               NORTH FORK BANCORP
   275 BROAD HOLLOW ROAD, MELVILLE, NY 11747 (516) 844-1004 FAX (516) 694-1536


FOR IMMEDIATE RELEASE
                                                        CONTACT: DANIEL M. HEALY
                                                        EXECUTIVE VICE PRESIDENT
                                                        CHIEF FINANCIAL OFFICER


                            NORTH FORK BANCORPORATION
                     ISSUES CLARIFICATION TO EARLIER RELEASE


         MELVILLE, NY - JANUARY 11, 2000 - NORTH FORK BANCORPORATION, INC. (NYSE:NFB) announced earlier today that it has received requisite regulatory approvals from the Federal Reserve Bank, the Federal Deposit Insurance Corporation and the New York State Banking Department necessary to acquire JSB Financial, Inc. (NYSE:JSB), the parent of Jamaica Savings Bank and Reliance Bancorp, Inc. (NASDAQ/NMS:RELY), the parent of Reliance Federal Savings Bank.

         The special meeting and record dates for each of the companies seeking shareholder approval for the mergers are as follows:

                                      Meeting Date            Record Date
                                      -------------          -------------

North Fork Bancorporation             Feb. 11, 2000          Dec. 15, 1999

JSB Financial                         Feb. 10, 2000          Dec. 27, 1999

Reliance Bancorp                      Feb. 10, 2000          Jan. 7, 2000

         North Fork, when combined with JSB and RELY, will have total assets of approximately $16 billion and will operate through 150 branch locations throughout the New York Metropolitan area and Connecticut.